UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2006

Knology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-32647	58-2424258
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1241 O.G.Skinner Drive, West Point, Georgia		31833
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	706-645-8752

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2006, Amendment No. 1 dated as of June 30, 2006 (the "Amendment") to the First Lien Credit Agreement dated as of June 29, 2005, entered into among Knology, Inc. (the "Company"), and Credit Suisse, Cayman Islands Branch ("CSFB"), as Administrative Agent, became effective. The Amendment reduces the interest rate on the Company’s first lien term loan to LIBOR plus 2.5 percent from LIBOR plus 5.5 percent. The amendment also amends certain operating covenants contained in the first lien credit facility so that they are consistent with those contained in Company’s second lien credit facility. The Company currently has $173.2 million outstanding under the first lien term facility, and the decrease in the interest rate will reduce annual interest expense by approximately $5.2 million.

The Amendment is filed as Exhibit 10.1, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Amendment No. 1 to First Lien Credit Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knology, Inc.

July 6, 2006	By:	M. Todd Holt

Name: M. Todd Holt
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to First Lien Credit Agreement